As filed with the Securities and Exchange Commission on November 12 , 1996
                              SEC File No. 0-14189
------------------------------------------------------------------------------
                              Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                      ------------------------------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                      ------------------------------------


                          INTERWEST HOME MEDICAL, INC.
             (Exact name of Registrant as specified in its charter)

         Utah                                       87-0462042
(State or other jurisdiction of                  (I.R.S. Employer
incorporation or organization)                  Identification No.)
                                                261 East 5100 South
                                          Salt Lake City, Utah 84107-7349
                                     (Address of principal executive offices)
                                       ------------------------------------


                          INTERWEST HOME MEDICAL, INC.
                             1995 STOCK OPTION PLAN;
                     1995 NON-EMPLOYEE DIRECTOR STOCK OPTION
                       PLAN; and 1995 STOCK PURCHASE PLAN
                              (Full title of plans)

                                James E. Robinson
                          Interwest Home Medical, Inc.
                               235 East 5100 South
                            Salt Lake City, UT 84107
                     (Name and address of agent for service)

                                 (801) 261-5100
                     (Telephone number of agent for service)
                      ------------------------------------


                                 with copies to:

                             A.O. Headman, Jr., Esq.
                          Cohne Rappaport & Segal, PC.
                         525 East 100 South, Fifth Floor
                           Salt Lake City, Utah 841021
                                 (801) 532-2666

                         CALCULATION OF REGISTRATION FEE

Title of Securities  Amount to    Proposed Maximum          Proposed Maximum            Amount of
to be Registered     be           Offering Price Per Unit   Aggregate Offering Price    Registration Fee
                     Registered
Common Stock         312,500      $5.00.(2)                 $1,451,500                    $500.52
(No Par Value)       (1)

Common Stock         5,000(3)     $5.00(4)                  $  361,100                    $124.48
(No Par Value)
Common Stock         500,000      $4.25 (6)                 $2,125,000                    $732.76
(No Par Value)       (5)
               TOTAL                                        $3,937,600                  $1,357.80



                    (Footnotes on following page)

Pursuant to Rule 416, this Registration Statement also covers such indeterminable number of additional shares as may become issuable pursuant to terms designed to prevent dilution resulting from stock splits, stock dividends or similar events.

     (1) Represents shares of common stock reserved for issuance pursuant to options granted or available for grant under the Registrant's 1995 Stock Option Plan. The Registrant has heretofore granted its employees options to purchase 148,000 of shares under this Plan, none of which have been exercised.

     (2) Estimated solely for the purpose of calculating the registration fee for 312,500 shares under the Interwest Home Medical, Inc. 1995 Stock Option Plan on the basis of (i) the average exercise price for the 148,000 shares underlying options which have been granted - ($4.25 per share); and (ii) for the remaining 164,500 shares on the basis of average of the high and low prices reported for shares of Interwest Home Medical, Inc. common stock on November 1, 1996, as reported by NASDAQ's Small Cap Market in accordance with Rule 457 (h) promulgated under the Securities Act of 1933, as amended (the "Act")

     (3) Represents common stock reserved for issuance pursuant to options granted or available for grant under the Interwest Home Medical, Inc. 1995 Non-Employee Directors Stock Option Plan. The Registrant has heretofore granted its non-employee directors options to purchase 31,000 of shares under this Plan, none of which have been exercised.

     (4) Estimated solely for the purpose of calculating the registration fee for 75,000 shares under the Interwest Home Medical, Inc. 1995 Non-Employee Stock Option Plan on the basis of (i) the average exercise price for the 31,000 shares underlying options which have been granted - ($4.55 per share); and (ii) for the remaining 44,000 shares on the basis of average of the high and low prices reported for shares of Interwest Home Medical, Inc. common stock on November 1, 1996, as reported by NASDAQ's Small Cap Market in accordance with Rule 457 (h) promulgated under the Act.

     (5) Represents the number of shares authorized to be issued under the Interwest Home Medical Employee Stock Purchase Plan.

     (6) Estimated in accordance with Rule 457(h) under the Act solely for the purpose of calculating the total registration fee. Computation based upon 85% (see explanation in following sentence) of the average of the high and low prices of the Common Stock as reported by NASDAQ's Small Cap Market in accordance with Rule 457 (h) promulgated under the Act. Pursuant to the Employee Stock Purchase Plan, which plan is incorporated by reference herein, the purchase price of a share of Common Stock shall be an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or the Exercise Date (as defined in such Plan), whichever is lower.

                                EXPLANATORY NOTE

     Pursuant to Rule 428(b) (1) under the Securities Act of 1933, as amended (the "Securities Act"), an Information Statement will be distributed to holders of options granted under (i) the Interwest Home Medical, Inc. 1995 Stock Option Plan; (ii) the Interwest Home Medical, Inc. Non-Employee Directors Stock Option Plan; and (iii) the Interwest Home Medical, Inc. Stock Purchase Plan. The Information Statements and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of the Securities Act.
                        _______________________________


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

         Not required to be filed with this Registration Statement.

Item 2. Registrant Information and Employee Plan Annual Information.

         Not required to be filed with this Registration Statement


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.           Incorporation of Documents By Reference.

     The following documents filed by Interwest Home Medical, Inc. with the Securities and Exchange Commission as of their respective dates are incorporated by reference in this registration statement:

     (a) Registrant's Annual Report on Form 10-KSB for the fiscal year ending September 30, 1995, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended.

     (b) Registrant's quarterly reports on Form 10-QSB for the fiscal quarter ended December 30, 1995, March 31, 1996, and June 30, 1996, and all other reports, if any, filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year ended September, 1995.

     (c) The description of Registrant's common stock contained in the Registration Statement on Form 10 filed with the Commission in December, 1983, including any amendments or reports filed for the purpose of updating such description.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c) 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement which indicates that all securities offered hereunder have been sold, or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

     From time to time, the Registrant may publish forward-looking statements relating to such matters as anticipated financial performance, business prospects, technological developments, new products, research and development activities and similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. In order to comply with the terms of the safe harbor, the Registrant notes that a variety of factors could cause the Registrant's actual results and experience to differ materially from the anticipated results or other expectations expressed in any of the Registrant's forward-looking statements. The risks and uncertainties that may affect the operations, performance, development and results of the Registrant's business include, but are not limited to, the following: (i) the failure to obtain additional capital for acquisitions and expansion; (ii) adverse changes in federal and state laws, rules and regulations relating to the home health care industry, to government reimbursement policies, to private industry reimbursement policies and to other matters affecting the Registrant's industry and business; and (iii) continued consolidation by the Registrant's local, regional and national competitors resulting in increased competition.


ITEM 4.           Description of Securities

     Not applicable;  the class of securities to be offered is registered  under
Section 12 of the Securities Exchange Act of 1934, as amended.


ITEM 5.           Interests of Named Experts and Counsel

     As of the date hereof, a member of Cohne, Rappaport & Segal, P.C. beneficially owns a total of 500 shares of the Registrant's Common Stock.


ITEM 6.           Indemnification of Directors and Officers.

     As permitted by sections 841 of the Revised Business Corporations Act of the State of Utah, the Registrant's Articles of Incorporation eliminate a director's personal liability for monetary damages to the Registrant and its shareholders arising from a breach of alleged breach of a director's fiduciary duty except for (i) liability under section 842 of the Revised Business Corporation Act; (ii) liability for the amount of a financial benefit received by a director to which he is not entitled; (iii) liability for any intentional infliction of harm on the corporation or the shareholders; and (iv) liability for an intentional violation of criminal law. The effect of this provision in the Certificate of Incorporation is to eliminate the rights of the Registrant and its shareholders (through shareholders' derivative suits on behalf of the Registrant) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situation described above.

     The Registrant's Articles of Incorporation and Bylaws provide for indemnification of officers, directors and employees, and the Registrant has entered into an indemnification agreement with each officer and director of the Registrant (an "Indemnitee"). Under the Bylaws and such indemnification agreements, the Registrant must indemnify an Indemnitee to the fullest extent permitted by Utah law for losses and expenses incurred in connection with actions in which the Indemnitee is involved by reason of having been a director or employee of the Registrant. The Registrant is also obligated to advance expenses an Indemnitee may incur in connection with such actions before any resolution of the action, and the Indemnitee may sue to enforce his or her right to indemnification or advancement of expenses.

     There is no litigation pending, and neither the Registrant nor any of its directors know of any threatened litigation, which might result in a claim for indemnification by any director or officer.


ITEM 7.           Exemption From Registration Claimed.

         Not Applicable.


ITEM 8.           Exhibits.

          The following exhibits are filed as part of this Registration
Statement:

         Exhibit
         Number                                                  Description

          4.1 1995 Stock Option Plan (filed as Exhibit 10.1 of the Registrant's Form 10-KSB for the year ended September 30, 1995, as filed with the Commission and incorporated herein by reference.)

          4.2  1995  Non-Employee  Director  Stock Option Plan (filed as Exhibit
               10.2 of the Registrant's Form 10-KSB for the year ended September 30, 1995, as filed with the Commission and incorporated herein by reference.)

          4.3. 1995 Employee Stock Purchase Plan (filed as Exhibit 10.1 of the Registrant's Form 10-KSB for the year ended September 30, 1995, as filed with the Commission and incorporated herein by reference.)

          5.1  Opinion Regarding Legality and Consent

          23.1 Consent of Tanner & Co.

          25.1 Power of Attorney-Located on Signature Page


ITEM 9.      Undertakings.

         (a) Rule 415.     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and shall be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on FORM S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake, State of Utah, on the 6th day of November, 1996.


                           Interwest Home Medical, Inc.


Date: November 6, 1996     By/s/ James E. Robinson
                           James E. Robinson
                           Chief Executive Officer

Date: November 6, 1996     By/s/ Que H. Christensen
                           Que H. Christensen
                           Secretary/Treasurer
                           Principal Financial Officer

     In accordance with the Securities Exchange Act, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature                  Capacity                       Date

/s/ James E. Robinson      CEO/Director                   November 6, 1996
James E. Robinson

/s/ James U. Jensen        Director                       November 6, 1996
James U. Jensen

/s/ Dr. Michael C. Romney  Director                       November 6, 1996
Dr. Michael C. Romney

/s/ Daniel L. Richards     Director                       November 6, 1996
Daniel L. Richards

/s/ Dr. Jeffrey F. Poore   Director                       November 6, 1996
Dr. Jeffrey F. Poore

/s/ Jerald L. Nelson       Director                       November 6, 1996
Jerald L. Nelson